EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

(a)                                  Subsidiary (wholly-owned)

Torotel Products, Inc. (a Missouri corporation)

(b)                                 Subsidiary (wholly-owned)

Electronika, Inc. (a Nevada corporation)

(c)                                  Subsidiary (wholly-owned by Electronika, Inc.)

Electronika-Kansas, Inc. (a Kansas corporation)

(d)                                 Subsidiary (wholly-owned)

Torotel Manufacturing Corporation (a Kansas corporation)